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                                                                    EXHIBIT 21.1


SUBSIDIARIES
Name                                                                      Jurisdiction
---------------------------------------------------------------------     ------------
MatchNet (Israel) Limited                                                 Israel
Entreprises MatchNet Canada, Inc. / MatchNet Canada Enterprises, Inc.     Canada (Quebec)
JDate Limited                                                             England
SocialNet, Inc                                                            USA (Delaware)
Doyoudo, Inc.                                                             USA (Delaware)
VAP AG                                                                    Germany
Duplo AB                                                                  Sweden
MatchNet, Ltd                                                             England